UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2007

KIMBALL HILL, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	333-133278 (Commission File Number)	36-2177380 (IRS Employer Identification No.)

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois 60008

(Address of principal executive offices, including zip code)

(847) 364-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Gregory B. Schultz, the Residential Funding Company, LLC (“RFC”) designee on the Board of Directors of Kimball Hill, Inc. (“Kimball Hill”), notified Kimball Hill on November 26, 2007 that he was resigning from its Board of Directors, effective November 30, 2007.

(c) Not applicable.

(d) Pursuant to the terms of the Investor Rights Agreement between Kimball Hill, Inc. and Equity Investments III, LLC, a Delaware limited liability company and a wholly-owned subsidiary of RFC, the Board of Directors will fill the vacancy on the Board left open by the resignation of Mr. Schultz by electing J. Richard Budd III as a director, effective December 1, 2007. Mr. Budd is a consultant with Cerberus Operations and Advisory Company and will be the RFC designee on the Board. The Board has not named Mr. Budd to any committee of the Board. Cerberus Operations and Advisory Company is an affiliate of Cerberus Capital Management, L.P., which (with a consortium of other investors) owns a controlling interest in RFC’s parent company. Important information with respect to Kimball Hill’s relationship with RFC that is required by Item 5.02(d) of Form 8-K is contained in Kimball Hill’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and such information is incorporated by reference herein. Mr. Budd’s compensation will be similar to other non-employee directors of Kimball Hill, which is described in Kimball Hill’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and incorporated by reference herein.

(e) Not applicable.

(f) Not applicable.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document
10.1

Investor Rights Agreement, dated September 12, 2006, by and among Kimball Hill, Inc. and Equity Investments III, LLC (incorporated by reference to the Current Report on Form 8-K filed by Kimball Hill, Inc. on September 13, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: November 29, 2007	/s/ Edward J. Madell
By: Edward J. Madell
Its: Vice President and Chief Financial Officer